EXHIBIT NO. 11


                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (MILLIONS - EXCEPT PER SHARE AMOUNTS)

Years Ended December 31,                             1999                       1998                         1996
                                           -----------------------------------------------------------------------------
                                                                Per                       Per                      Per
                                                  Amount       Share        Amount       Share        Amount      Share
                                           -----------------------------------------------------------------------------
BASIC:
Net income                                        $295.2       $4.05        $456.7       $6.30        $400.0      $5.56
                                           =============================================================================
Average shares outstanding                          72.9                      72.5                      72.0
                                           ==============            ==============            ==============


DILUTED:

Net income                                        $295.2       $3.96        $456.7       $6.11        $400.0      $5.31
                                           =============================================================================

Average shares outstanding                          72.9                      72.5                      72.0
Net effect of dilutive stock options                 1.7                       2.2                       3.3
                                           --------------            --------------            --------------
Total                                               74.6                      74.7                      75.3
                                           ==============            ==============            ==============